Exhibit 99.1

Bull Horn Holdings Corp. Announces Separate Trading of its Ordinary Shares and Warrants, Commencing December 17, 2020

Miami Beach, Florida, December 15, 2020 (GLOBE NEWSWIRE) – Bull Horn Holdings Corp. (NASDAQ: BHSEU) (the “Company”) announced today that, commencing December 17, 2020, holders of the 7,500,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s ordinary shares and warrants included in the units. Ordinary shares and warrants that are separated will trade on The Nasdaq Capital Market under the symbols “BHSE” and “BHSEW”, respectively. Those units not separated will continue to trade on The Nasdaq Capital Markets under the symbol “BHSEU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into ordinary shares and warrants.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and declared effective on October 29, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, the Company intends to focus on leading sports, entertainment and brand companies that have potential for brand and commercial growth. The Company is led by Chief Executive Officer, Robert Striar, and Chief Financial Officer, Christopher Calise. In addition to Messrs. Striar and Calise, the Board of Directors includes Stephen Master, Michael Gandler, Jeff Wattenberg, Doug Schaer and Baron Davis.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Robert Striar
Chief Executive Officer
Bull Horn Holdings Corp.
info@bullhornse.com